EXHIBIT 10.2


                AGREEMENT made as of the 1st day of November 2003

AMONG:

      YUKON GOLD CORPORATION, INC., a corporation incorporated under the laws of the State of Delaware ("YGCI").

                                      -and-

      YUKON GOLD CORP. ("YUKON") an Ontario corporation

      WHEREAS YGCI has assigned certain subscription agreements to YGCI as described in Schedule "A";

      AND WHEREAS YGCI wishes to authorize Yukon to retain a portion of the subscription monies as a loan.

      NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree with each other as follows:

1. Yukon has accepted the subscription but has not issued any shares or warrants as called for in the subscription agreements.

2. YGCI is the controlling shareholder of Yukon and has entered into an assignment agreement with Yukon and each of the subscribers agreeing to issue its own shares and warrants to satisfy the subscription agreement.

3. Yukon has received CDN$451,245.15 of the subscription funds which shall be recorded in the books and records of Yukon as a loan due to YGCI and in YGCI's books and records as a receivable.

4. The subscription from B.F. Pittman III for US$50,000 was assigned before Yukon received the closing funds and the closing funds less commission of 10% were paid to YGCI.

5. In addition YGCI caused its subscriber Joranamo Trust to loan Yukon
US$20,000.

6. The result of the assignment of the subscription agreements will leave YGCI owning all of the outstanding shares of Yukon and will be indebted to YGCI for CDN$451,245.15 plus US$20,000.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set out above.


YUKON GOLD CORPORATION, INC.              YUKON GOLD CORP.

Per: /s/ Stafford Kelley                  Per: /s/ Stafford Kelley



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


                                   SCHEDULE A


FIRST NAME         LAST NAME      ADDRESS1                          CITY         STATE   POSTAL    NO OF    NO OF        AMOUNT
                                                                                         CODE      SHARES   WARRANTS
J.L.               Guerra         11202 Disco Drive                 San Antonio    TX    78216     180,180   90,090    $92,662.00
Arthur             G. Mitton III  794 Eames Way                     Marshfield     MA    02050     42,000    14,000    $18,848.20
Kenneth            Deckard        26607 Harmony Hills               San Antonio    TX    78258     83,400    27,800    $40,860.00
Kenneth            Hope           10202 Penhaven                    San Antonio    TX    78240     108,960   36,320    $54,480.00
Duane              Englemeier     1739 Royal Crescent               San Antonio    TX    78231     53,913    17,971    $26,956.00
Bruce              A. Knox        18742 Calle Cierra                San Antonio    TX    78258     135,135   45,045    $67,567.50
J. Mike            Yantis         PO Box 17045                      San Antonio    TX    78217     131,001   43,667    $64,950.00
B. F.              Pittman III    309 Parkhill                      San Antonio    TX    78212     130,001   43,667    $65,500.00
Ray                Fulks          National Bank of Daingerfield     Daingerfiled   TX    75638     40,000    20,000    $21,037.05
                                  107 Webb St. Box W
Warren & Julie     Cook           27930 Elm Grove                   San Antonio    TX    78261     122,342   61,171    $63,884.40



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